As filed with the Securities and Exchange Commission on September 24, 2008.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4803544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Address of principal executive offices)

ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN

(Full title of the plan)

George L. Rose

Chief Legal Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405
(Name and address of agent for service)

(310) 255-2000

(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.000001 per share	14,878,935	$15.75	$234,343,226	$9,210

(1)

Represents shares issuable pursuant to the Activision Blizzard, Inc. 2008 Incentive Plan (the “Plan”). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the Plan as a result of the antidilution provisions contained therein.

(2)

The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the daily high and low prices of shares of the common stock on September 18, 2008, as reported by The Nasdaq Stock Market, Inc.

EXPLANATORY NOTE

The information called for by Part I of Form S-8 is included in the description of the Activision Blizzard, Inc. 2008 Incentive Plan (the “Plan”) to be delivered to persons acquiring shares pursuant to the Plan.  Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Activision Blizzard, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this registration statement on Form S-8:

(a)           Annual report on Form 10-K for the fiscal year ended March 31, 2008;

(b)          (i)                                     Quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008;

(ii)                                 The following current reports on Form 8-K:

•                  dated April 29, 2008 and filed with the Commission on April 30, 2008;

•                  dated June 5, 2008 and filed with the Commission on June 5, 2008;

•                  dated June 25, 2008 and filed with the Commission on July 1, 2008;

•                  dated June 30, 2008 and filed with the Commission on July 7, 2008;

•                  dated July 8, 2008 and filed with the Commission on July 11, 2008;

•                  dated July 9, 2008 and filed with the Commission on July 15, 2008, as amended on July 28, 2008;

•                  dated July 16, 2008 and filed with the Commission on July 22, 2008;

•                  dated July 28, 2008 and filed with the Commission on July 31, 2008;

•                  dated August 13, 2008 and filed with the Commission on August 14, 2008;

•                  dated August 15, 2008 and filed with the Commission on August 15, 2008;

•                  dated August 19, 2008 and filed with the Commission on August 19, 2008; and

•                  dated September 5, 2008 and filed with the Commission on September 5, 2008;

but in each case excluding all information that is “furnished” and not “filed” therewith; and

(c)                                  The description of the Company’s common stock, par value $0.000001 per share, contained in the Company’s Registration Statement on Form 8-A, File No. 000-12699, filed on July 23, 1984, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement on Form S-8 and to be a part hereof from the date of filing of such documents.  Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.

Item 4. Description of Securities.

                Not applicable.

Item 5. Interests of Named Experts and Counsel.

                Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s certificate of incorporation limits the liability of the Company’s directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”).  The DGCL provides that a corporation may limit the personal liability of its directors for monetary damages for breach of that individual’s fiduciary duties as a director except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) certain unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL generally provides that a corporation may indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

The Company’s certificate of incorporation and by-laws provide that any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (hereinafter a “proceeding”) will be indemnified by the Company to the fullest extent permitted by the DGCL.  The by-laws further provide officers and directors a right to advancement of expenses prior to the final disposition of a proceeding.

The Company maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

In addition, the Company has entered into agreements with certain of its directors and officers that require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers and, in some cases, to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 15, 2008).

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated August 15, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed August 15, 2008).

3.3	Amended and Restated By-Laws of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed July 15, 2008).

3.4	First Amendment to the Amended and Restated By-Laws of Activision Blizzard, Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 31, 2008).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature pages hereto).

99.1	Activision Blizzard, Inc. 2008 Incentive Plan.

Item 9. Undertakings.

A.                                   The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 24th day of September, 2008.

ACTIVISION BLIZZARD, INC.

By:	/s/ George L. Rose
George L. Rose
Chief Legal Officer, Activision Blizzard, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints George L. Rose as attorney-in-fact and agent, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to this attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Robert A. Kotick	President and Chief Executive Officer (Principal	September 24, 2008
Robert A. Kotick	Executive Officer) and Director

/s/ Michael Griffith	President and Chief Executive Officer of Activision	September 24, 2008
Michael Griffith	Publishing, Inc. (Principal Executive Officer)

/s/ Thomas Tippl	Chief Financial Officer (Principal Financial Officer	September 24, 2008
Thomas Tippl	and Principal Accounting Officer)

/s/ Frédéric R. Crépin	Director	September 24, 2008
Frédéric R. Crépin

/s/ Bruce L. Hack	Director	September 24, 2008
Bruce L. Hack

/s/ Brian G. Kelly	Co-Chairman and Director	September 24, 2008
Brian G. Kelly

/s/ Jean-Bernard Lévy	Director	September 24, 2008
Jean-Bernard Lévy

/s/ Robert J. Morgado	Director	September 24, 2008
Robert J. Morgado

/s/ Douglas P. Morris	Director	September 24, 2008
Douglas P. Morris

/s/ René P. Pénisson	Chairman and Director	September 24, 2008
René P. Pénisson

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 15, 2008).

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated August 15, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed August 15, 2008).

3.3	Amended and Restated By-Laws of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed July 15, 2008).

3.4	First Amendment to the Amended and Restated By-Laws of Activision Blizzard, Inc., dated July 28, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 31, 2008).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature pages hereto).

99.1	Activision Blizzard, Inc. 2008 Incentive Plan.